Exhibit 99.1
NEWS RELEASE

m+

FOR IMMEDIATE RELEASE

Helios Technologies Reports Third Quarter 2025 Financial Results; Return to Year-over-Year Sales Growth of 13% as Demand Continues to Improve

•
Grew third quarter net sales to $220 million - growth across all regions and both segments - up 13% compared with prior year period (Hydraulics +9% and Electronics +21%); Record quarter for Enovation Controls
•
Expanded gross margin 200 bps despite tariff headwind compared with prior year period
•
Delivered 3Q25 diluted EPS of $0.31; and diluted Non-GAAP EPS of $0.72, up 22%, highest level since 2Q23
•
Recorded $21 million gain on sale of Custom Fluidpower ("CFP") business; cash received at beginning of 4Q25
•
Reduced debt for ninth consecutive quarter, down from prior year period by $64 million, or 13%; net debt to Adjusted EBITDA leverage ratio down to 2.4x from 2.8x in the prior year period
•
Goodwill write down of $25.9 million of i3 Product Development ("i3PD") business impacted operating income
•
Tightening/Raising mid-point of FY25 outlook defines fourth quarter expectations demonstrating both growth and margin expansion for the quarter and the year; reflects stronger-than-expected third quarter results due to order timing and faster close of CFP divestiture; momentum around key focus areas showing through

SARASOTA, FL, November 3, 2025 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology, today reported financial results for the third quarter ended September 27, 2025.

“Our improved results in the third quarter are a testament to the Helios team's successful execution of our strategy to create a higher performing business. We had stronger-than-expected sales, continued to improve our margins, and demonstrated financial discipline by strengthening our balance sheet and reducing our cash conversion cycle. We will also have a more meaningful reduction in our debt to end 2025 having monetized our CFP asset,” said Sean Bagan, President and Chief Executive Officer of Helios. “We have returned to growth after nearly three years of sales declines. This upturn demonstrates the strength of our market positions and effectiveness of our customer centric strategy. Our funnel of opportunities continues to build as our refined go-to-market approach gains greater traction and, importantly, we are seeing new customer wins today as a result of innovation and efforts initiated about two years ago. We continue to refine our portfolio and consistently evaluate what the future can hold. We have reorganized our Hydraulics and Electronics segment structures, focused i3PD's efforts more toward the Company's core business, fortified the software sales team, and are redefining how we sell software embedded in our products. We are encouraged by the combination of the internal progress we are making as an organization and the subtle tailwinds we are starting to see in certain markets,” he concluded.

Helios Technologies Reports Third Quarter 2025 Financial Results; Return to Year-over-Year Sales Growth of 13% as Demand Continues to Improve

November 3, 2025 Page 2 of 17

Third Quarter 2025 Consolidated Results

	For the Three Months Ended
($ in millions, except per share data) (Unaudited)	September 27, 2025	September 28, 2024	Change		% Change
Net sales	$220.3	$194.5	$25.8		13%
Gross profit	$73.0	$60.5	$12.5		21%
Gross margin	33.1%	31.1%	200	bps
Operating income	$1.3	$22.2	$(20.9)		(94%)
Operating margin	0.6%	11.4%	(1080)	bps
Non-GAAP adjusted operating margin*	16.6%	16.6%	0	bps
Net income	$10.3	$11.4	$(1.1)		(10%)
Diluted EPS	$0.31	$0.34	$(0.03)		(9%)
Non-GAAP net income*	$24.0	$19.7	$4.3		22%
Diluted Non-GAAP EPS*	$0.72	$0.59	$0.13		22%
Adjusted EBITDA*	$45.1	$40.6	$4.5		11%
Adjusted EBITDA margin*	20.5%	20.9%	(40)	bps

* Adjusted numbers are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Sales

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Changes in Market Mix: compared with the third quarter of the prior-year period, Hydraulics segment sales increased 9% primarily reflecting growth in mobile and agriculture markets. Electronics segment sales increased 21% primarily reflecting growth in recreational, mobile, and industrial markets.
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By Region: year-over-year sales grew in all regions - in the Americas 11%, Asia Pacific ("APAC") 14% and Europe, the Middle East and Africa (“EMEA”) 18%. Sequentially, APAC grew 10% and the Americas grew 6% offsetting the typical seasonal decline in EMEA which declined 6%.
•
Other Impacts: foreign currency (FX) translation favorably impacted sales by $1.8 million in the third quarter 2025 compared with the year ago period.

Profits and margins

•
Gross profit and margin impacts: gross profit increased 21%, or $12.5 million compared with the year ago period primarily from the impact of higher volume and lower direct labor costs as a percentage of sales partially offset by net tariff impacts. Gross margin expanded 200 bps. Sequentially, gross profit increased 8% and gross margin increased 130 bps on higher consolidated sales leverage.
•
Selling, engineering and administrative (“SEA”) expenses: increased $7.8 million, or 26%, compared with the year ago period which included a $5.5 million benefit due to stock compensation reversal from the previous CEO's termination. Compared with the second quarter of 2025, SEA expenses increased $0.9 million, or 2%, primarily as a result of higher benefit costs.

Helios Technologies Reports Third Quarter 2025 Financial Results; Return to Year-over-Year Sales Growth of 13% as Demand Continues to Improve

November 3, 2025 Page 3 of 17

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Operating income: decreased $20.9 million driven by a $25.9 million goodwill impairment charge related to a strategic evaluation of the i3PD business. The evaluation resulted in de-emphasizing i3PD sales that do not align with the Company's core business and reducing the i3PD projected profit contributions to the Company over the short- and mid-term. Prior to the goodwill impairment charge, third quarter operating income as a percentage of sales increased 100 bps to 12.4% compared with the prior year period. The increase is due to the gross margin level improvement partially offset by higher SEA expenses.
•
Amortization of intangible assets: $7.6 million down 4% compared with the year ago period. The decrease was primarily driven by the divestiture of the CFP business.

Non-operating items

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Net interest expense: declined $2.1 million, or 23%, in the quarter compared with the year ago period. Interest expense was lower due to carrying a lower debt balance throughout the period and lower interest rates.
•
Effective tax rate: third quarter 2025 was 19.8% compared with 14.2% in the corresponding period of 2024. The year-to-date provision was 22.3% and 20.3% of pretax income for 2025 and 2024, respectively. These effective rates fluctuate relative to the levels of income and different tax rates in effect among the countries in which we sell our products. The 2025 period includes impacts due to the goodwill impairment and gain on the sale of CFP. The 2024 period includes an overall increase in discrete tax benefits driven by the previous CEO's termination in July 2024.

Net income, diluted earnings per share (“EPS”), diluted Non-GAAP EPS, and adjusted EBITDA margin

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GAAP net income: reduced by $1.1 million compared with the year ago period primarily as a result from the net impact of the goodwill impairment charge related to i3PD partially offset by the gain of the sale of CFP. On a per diluted share basis, earnings decreased 9%, or $0.03, to $0.31.
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Diluted Non-GAAP EPS: increased $0.13, or 22%, to $0.72 compared with the year ago period.
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Adjusted EBITDA margin: contracted 40 bps to 20.5% compared with the year ago period reflecting the impact of the items referenced above.

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

Hydraulics	For the Three Months Ended
($ in millions) (Unaudited)	September 27, 2025	September 28, 2024	Change		% Change
Net Sales
Americas	$53.7	$52.1	$1.6		3%
EMEA	41.2	36.7	4.5		12%
APAC	46.4	40.6	5.8		14%
Total Segment Sales	$141.3	$129.4	$11.9		9%
Gross Profit	$45.9	$40.9	$5.0		12%
Gross Margin	32.5%	31.6%	90	bps
SEA Expenses	$21.7	$16.7	$5.0		30%
Operating Income	$24.2	$24.2	$(0.0)		(0%)
Operating Margin	17.1%	18.7%	(160)	bps

Third Quarter 2025 Hydraulics Segment Review

Helios Technologies Reports Third Quarter 2025 Financial Results; Return to Year-over-Year Sales Growth of 13% as Demand Continues to Improve

November 3, 2025 Page 4 of 17

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Sales: grew in all regions - in the Americas 3%, in APAC 14% and in EMEA 12%. Consolidated Sales increased 9% compared to last year. Sales were primarily driven by growth in the mobile and agriculture end markets. Sales in the agriculture end market were up compared with the prior year period, an improvement from year over year declines in the prior six quarters. FX had a favorable $1.8 million impact on sales compared with the year ago period.
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Gross profit and margin drivers: gross profit increased $5.0 million, or 12%, and margin expanded 90 bps primarily due to better fixed cost leverage on higher volume and lower direct labor costs as a percentage of sales.
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Operating income and operating margin: operating income relatively flat with operating margin contracting 160 bps due to the gross margin level improvement being offset by higher operating expenses. SEA expenses were $5.0 million higher than the year ago period, mainly due to the prior year period adjustment of a $3.7 million reversal of unvested stock compensation in connection with the CEO termination in July 2024 in addition to higher wages and benefits reflecting investments made in our core operations.

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

Electronics	For the Three Months Ended
($ in millions) (Unaudited)	September 27, 2025	September 28, 2024	Change		% Change
Net Sales
Americas	$60.5	$50.9	$9.6		19%
EMEA	9.8	6.5	3.3		51%
APAC	8.7	7.7	1.0		13%
Total Segment Sales	$79.0	$65.1	$13.9		21%
Gross Profit	$27.1	$19.6	$7.5		38%
Gross Margin	34.3%	30.1%	420	bps
SEA Expenses	$40.8	$12.8	$28.0		219%
Operating Income	$(13.7)	$6.8	$(20.5)		(301%)
Operating Margin	-17.5%	10.4%	(2790)	bps

Third Quarter 2025 Electronics Segment Review

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Sales: grew in all regions - in the Americas 19%, in APAC 51%, and in EMEA 13%. Consolidated sales increased 21% compared to last year driven by an all-time record quarter for Enovation Controls. Sales were up primarily from growth in the recreational, mobile and industrial end markets. Sales in the health and wellness end market were relatively flat.
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Gross profit and margin drivers: gross profit increased $7.5 million, or 38%, and margin expanded 420 bps primarily due to higher volumes and more favorable mix.
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Operating income and operating margin: operating income declined $20.5 million compared with the year ago period primarily driven by a goodwill impairment charge of $25.9 million related to a strategic evaluation of the i3PD business. Prior to the goodwill impairment charge, operating income as a percentage of sales increased 490 bps to 15.3% in the third quarter of 2025 compared to the prior year period due to the higher gross margin and lower SEA expenses as a percentage of sales.

Helios Technologies Reports Third Quarter 2025 Financial Results; Return to Year-over-Year Sales Growth of 13% as Demand Continues to Improve

November 3, 2025 Page 5 of 17

Cash Flow, Balance Sheet and Financial Flexibility

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Net cash provided by operations: generated $25.2 million in the third quarter 2025, down 28% compared with the year ago period driven primarily by an increase in accounts receivable related to the sales growth.
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Continued debt reduction: total debt at September 27, 2025, was $419.1 million down 13% from $483.4 million at September 28, 2024.
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Cash and cash equivalents: as of September 27, 2025, were $54.9 million up 18% compared with the year ago period.
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Cash conversion cycle: decreased from the prior-year period reflecting improved inventory management and extending supplier payment terms.
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Net debt-to-adjusted EBITDA leverage ratio: improved to 2.4x compared with 2.8x at the end of the comparable year ago period. At the end of the third quarter 2025, the Company had $360.3 million available on its revolving lines of credit.
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Capital expenditures: were $6.7 million in the third quarter 2025, or 3.0% of sales. This compares with $6.0 million, or 3.0% of sales in the year ago period.
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Share repurchases: repurchased 50,000 shares for $2.7 million in the third quarter 2025.
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Dividends: paid 115th consecutive quarterly cash dividend of $0.09 per share on October 21, 2025, a history of over 28 consecutive years of dividends.

Tightens/Raises Mid-Point of Full Year 2025; Implies Fourth Quarter 2025 Outlook1

Mr. Bagan continued, “We have consistently delivered on our expectations for eight consecutive quarters, instilled a discipline of accountability across the organization, and are encouraged with the growing funnel of opportunities our go-to-market strategy is building. We are in a position to exceed the mid-point of the original full year outlook we established at the beginning of this year in spite of the tariff headwinds and divestiture of the CFP business. The team is demonstrating the resiliency and adaptability needed in an ever fluctuating backdrop of geopolitical conditions."

	FY24 Actual	Previous FY25 Outlook (issued 8/4/2025)	New FY25 Outlook (issued 11/3/25)	4Q25 Outlook (issued 11/3/25)
Total Net Sales	$805.9 million	$810 to $830 million	$820 to $830 million	$192 to $202 million
Adjusted EBITDA margin	19.2%	18.5% to 19.5%	19.1% to 19.4%	20.0% to 21.0%
Diluted Non-GAAP EPS	$2.10	$2.30 to $2.50	$2.43 to $2.50	$0.67 to $0.74

Webcast

The Company will host a conference call and webcast tomorrow, Tuesday, November 4, 2025, at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from approximately 1:00 p.m. ET on the day of the call through Tuesday, November 18, 2025. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13755687.

1 Reference "Third Quarter 2025 Earnings Presentation" Slides for details and assumptions

Helios Technologies Reports Third Quarter 2025 Financial Results; Return to Year-over-Year Sales Growth of 13% as Demand Continues to Improve

November 3, 2025 Page 6 of 17

The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine and health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com and follow us on LinkedIn.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios,” the “Company,” "we," "us," or "our"), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, and improving margins, including its intention to develop new products and undertake acquisitions and divestitures; (ii) the effectiveness of creating the Centers of Excellence; (iii) our financial plans; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the Company’s ability to declare and pay dividends; (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of the cyclical nature of our business; and (viii) the Company's ability to mitigate the impacts of changes in trade policy on our business. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guarantees of future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) the Company’s ability to respond to global economic trends and changes in customer demand domestically and internationally, including as a result of standardization and the cyclical nature of our business, which can adversely affect the demand for capital goods; (ii) supply chain disruption and the potential inability to procure goods; (iii) conditions in the capital markets, including the interest rate environment and the continued availability of capital on terms acceptable to us, or at all; (iv) global and regional economic and political conditions, including trade policy, tariffs and other trade barriers, inflation, exchange rates, changes in the cost or availability of energy, transportation, the availability of other necessary supplies and services and recession; (v) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (vi) risks related to health epidemics, pandemics and similar outbreaks, which may among other things, adversely affect our supply chain, material costs, and work force and may have material adverse effects on our business, financial position, results of operations and/or cash flows; (vii) risks related to our international operations,

Helios Technologies Reports Third Quarter 2025 Financial Results; Return to Year-over-Year Sales Growth of 13% as Demand Continues to Improve

November 3, 2025 Page 7 of 17

including potential impacts from the ongoing geopolitical conflicts in Ukraine and the Middle East; (viii) risks relating to our recent management transition; (ix) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (x) stakeholders, including regulators, views regarding our environmental, social and governance goals and initiatives, and the impact of factors outside of our control on such goals and initiatives. Further information relating to additional factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 28, 2024 filed with the Securities and Exchange Commission (SEC) on February 25, 2025 as well as any subsequent filings with the SEC.

Helios has presented non-GAAP measures including adjusted operating income, adjusted operating margin, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, adjusted net income, and adjusted net income per diluted share and sales in constant currency. Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. The determination of the amounts that are excluded from these Non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. Please carefully review the Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

This news release also presents forward-looking statements regarding Non-GAAP measures, including adjusted EBITDA, adjusted EBITDA margin and adjusted net income per diluted share. The Company is unable to present a quantitative reconciliation of these forward-looking Non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s 2025 financial results. These Non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

For more information, contact:

Tania Almond

Vice President, Investor Relations and Corporate Communication

(941) 362-1333

tania.almond@HLIO.com

Deborah Pawlowski

Alliance Advisors IR

(716) 843-3908

dpawlowski@allianceadvisors.com

Financial Tables Follow:

Helios Technologies Reports Third Quarter 2025 Financial Results; Return to Year-over-Year Sales Growth of 13% as Demand Continues to Improve

November 3, 2025 Page 8 of 17

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 27, 2025	September 28, 2024	% Change	September 27, 2025	September 28, 2024	% Change
Net sales	$220.3	$194.5	13%	$628.2	$626.4	0%
Cost of sales	147.3	134.0	10%	427.9	428.1	(0)%
Gross profit	73.0	60.5	21%	200.3	198.3	1%
Gross margin	33.1%	31.1%		31.9%	31.7%

Selling, engineering and administrative expense	38.2	30.4	26%	110.0	106.2	4%
Amortization of intangible assets	7.6	7.9	(4)%	24.1	23.6	2%
Goodwill impairment	25.9	-	-%	25.9	-	-%
Operating income	1.3	22.2	(94)%	40.3	68.5	(41)%
Operating margin	0.6%	11.4%		6.4%	10.9%

Interest expense, net	6.9	9.0	(23)%	21.3	25.7	(17)%
Foreign currency transaction loss, net	0.6	0.1	500%	1.2	0.5	140%
Other non-operating (income) expense, net	(19.0)	(0.2)	9,400%	(19.4)	(0.6)	3,133%
Income before income taxes	12.8	13.3	(4)%	37.2	42.9	(13)%
Income tax provision	2.5	1.9	32%	8.3	8.7	(5)%
Net income	$10.3	$11.4	(10)%	$28.9	$34.2	(15)%

Net income per share:
Basic	$0.31	$0.34	(9)%	$0.87	$1.03	(16)%
Diluted	$0.31	$0.34	(9)%	$0.87	$1.03	(16)%

Weighted average shares outstanding:
Basic	33.1	33.2		33.2	33.2
Diluted	33.3	33.2		33.3	33.2

Dividends declared per share	$0.09	$0.09		$0.27	$0.27

Helios Technologies Reports Third Quarter 2025 Financial Results; Return to Year-over-Year Sales Growth of 13% as Demand Continues to Improve

November 3, 2025 Page 9 of 17

HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

	September 27, 2025	December 28, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$54.9	$44.1
Accounts receivable, net of allowance for credit losses of $2.3 and $2.4	133.7	104.6
Inventories, net	185.4	190.1
Income taxes receivable	12.2	15.1
Other current assets	24.4	30.3
Other Receivable - Sale of Business	38.4	-
Total current assets	449.0	384.2
Property, plant and equipment, net	207.6	216.4
Deferred income taxes	2.3	2.1
Goodwill	497.6	498.9
Other intangible assets, net	377.3	384.0
Other assets	22.0	19.8
Total assets	$1,555.8	$1,505.4
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$73.9	$56.7
Accrued compensation and benefits	22.3	24.6
Other accrued expenses and current liabilities	26.2	25.8
Current portion of long-term non-revolving debt, net	18.5	16.0
Dividends payable	3.0	3.0
Income taxes payable	9.3	12.5
Total current liabilities	153.2	138.6
Revolving lines of credit	138.8	147.3
Long-term non-revolving debt, net	261.8	283.2
Deferred income taxes	59.0	41.1
Other noncurrent liabilities	25.1	30.8
Total liabilities	637.9	641.0
Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $0.001, 2.0 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100.0 shares authorized,
33.4 and 33.3 shares issued and outstanding	-	-
Capital in excess of par value	441.9	437.4
Treasury stock, at cost, 0.3 and 0 shares, respectively	(9.2)	-
Accumulated other comprehensive loss	(37.4)	(75.6)
Retained earnings	522.6	502.6
Total shareholders’ equity	917.9	864.4
Total liabilities and shareholders’ equity	$1,555.8	$1,505.4

Helios Technologies Reports Third Quarter 2025 Financial Results; Return to Year-over-Year Sales Growth of 13% as Demand Continues to Improve

November 3, 2025 Page 10 of 17

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	For the Nine Months Ended
	September 27, 2025	September 28, 2024
Cash flows from operating activities:
Net income	$28.9	$34.2
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	47.8	47.8
Loss on disposal of assets	0.1	-
(Gain) on sale of business, Net of CTA loss	(18.8)	-
Goodwill Impairment	25.9	-
Stock-based compensation expense	3.8	2.5
Amortization of debt issuance costs	0.5	0.9
Benefit for deferred income taxes	0.5	(2.1)
Forward contract losses, net	0.5	-
Other, net	0.6	1.1
(Increase) decrease in, net of acquisitions:
Accounts receivable	(35.4)	(5.5)
Inventories	1.0	16.2
Income taxes receivable	3.5	0.7
Other current assets	1.7	(5.0)
Other assets	3.7	4.8
Increase (decrease) in, net of acquisitions:
Accounts payable	20.3	(13.4)
Accrued expenses and other liabilities	3.8	5.3
Income taxes payable	(4.3)	2.3
Other noncurrent liabilities	(2.8)	(3.4)
Net cash provided by operating activities	81.3	86.4
Cash flows from investing activities:
Divestiture of Business, net of cash used	(1.6)	-
Capital expenditures	(18.2)	(19.6)
Proceeds from dispositions of property, plant and equipment	0.2	0.1
Software development costs	(2.0)	(2.6)
Net cash used in investing activities	(21.6)	(22.1)
Cash flows from financing activities:
Borrowings on revolving credit facilities	41.1	38.1
Repayment of borrowings on revolving credit facilities	(61.4)	(64.7)
Borrowings on long-term non-revolving debt	-	126.8
Repayment of borrowings on long-term non-revolving debt	(11.9)	(142.2)
Proceeds from stock issued	1.4	1.6
Treasury stock purchases	(9.2)	-
Dividends to shareholders	(9.0)	(8.9)
Payment of employee tax withholding on equity award vestings	(0.7)	(2.5)
Proceeds received upon termination of Cash Flow hedge instruments	-	7.1
Other financing activities	(1.4)	(4.7)
Net cash used in financing activities	(51.1)	(49.4)
Effect of exchange rate changes on cash and cash equivalents	2.2	(0.6)
Net increase in cash and cash equivalents	10.8	14.3
Cash and cash equivalents, beginning of period	44.1	32.4
Cash and cash equivalents, end of period	$54.9	$46.7

Helios Technologies Reports Third Quarter 2025 Financial Results; Return to Year-over-Year Sales Growth of 13% as Demand Continues to Improve

November 3, 2025 Page 11 of 17

HELIOS TECHNOLOGIES

SEGMENT DATA

(In millions)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net Sales:
Hydraulics	$141.3	$129.4	$408.6	$417.5
Electronics	79.0	65.1	219.6	208.9
Consolidated	$220.3	$194.5	$628.2	$626.4

Gross profit and margin:
Hydraulics	$45.9	$40.9	$129.8	$130.3
	32.5%	31.6%	31.8%	31.2%
Electronics	27.1	19.6	70.5	68.0
	34.3%	30.1%	32.1%	32.6%
Consolidated	$73.0	$60.5	$200.3	$198.3
	33.1%	31.1%	31.9%	31.7%

Operating income (loss) and margin:
Hydraulics	$24.2	$24.2	$66.7	$69.9
	17.2%	18.7%	16.3%	16.7%
Electronics	(13.7)	6.8	0.2	24.2
	-17.5%	10.4%	0.1%	11.6%
Corporate and other	(9.2)	(8.8)	(26.6)	(25.6)
Consolidated	$1.3	$22.2	$40.3	$68.5
	0.6%	11.4%	6.4%	10.9%

Helios Technologies Reports Third Quarter 2025 Financial Results; Return to Year-over-Year Sales Growth of 13% as Demand Continues to Improve

November 3, 2025 Page 12 of 17

HELIOS TECHNOLOGIES

Net Sales by Geographic Region and Segment

(In millions)

(Unaudited)

	2025

	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	YTD 2025	% Change y/y
Americas:
Hydraulics	$49.9	(11%)	$54.2	(9%)	$53.7	3%	$157.9	(6%)
Electronics	56.7	(2%)	53.7	(7%)	60.5	19%	170.9	2%
Consol. Americas	106.6	(6%)	107.9	(8%)	114.2	11%	328.8	(2%)
% of total	55%		51%		52%		52%
EMEA:
Hydraulics	$37.9	(17%)	$46.1	8%	$41.2	12%	$125.1	0%
Electronics	6.2	(5%)	8.5	(6%)	9.8	49%	24.4	11%
Consol. EMEA	44.1	(15%)	54.6	5%	51.0	18%	149.5	2%
% of total	23%		26%		23%		24%
APAC:
Hydraulics	$38.6	(6%)	$40.6	(6%)	$46.4	14%	$125.6	0%
Electronics	6.2	24%	9.4	27%	8.7	12%	24.3	21%
Consol. APAC	44.8	(3%)	50.0	(2%)	55.1	14%	149.9	3%
% of total	23%		23%		25%		24%
Total	$195.5	(8%)	$212.5	(3%)	$220.3	13%	$628.2	0%

	2024

	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	2024	% Change y/y
Americas:
Hydraulics	$55.8	(4%)	$59.5	(2%)	$52.1	(6%)	$51.7	(14%)	$219.1	(7%)
Electronics	58.1	5%	$57.8	(9%)	$50.9	(14%)	$49.1	1%	215.9	(5%)
Consol. Americas	113.9	1%	117.3	(5%)	103.0	(11%)	100.8	(8%)	435.0	(6%)
% of total	54%		53%		53%		56%		54%
EMEA:
Hydraulics	$45.5	(8%)	$42.8	(17%)	$36.7	(5%)	$32.1	(16%)	$157.1	(12%)
Electronics	6.5	(3%)	9.0	29%	6.5	14%	4.7	(19%)	26.7	6%
Consol. EMEA	52.0	(7%)	51.8	(11%)	43.2	(3%)	36.8	(16%)	183.8	(9%)
% of total	25%		24%		22%		21%		23%
APAC:
Hydraulics	$41.1	2%	$43.4	7%	$40.6	8%	$35.9	1%	$161.0	5%
Electronics	5.0	35%	7.4	48%	7.7	79%	6.0	18%	26.1	44%
Consol. APAC	46.1	5%	50.8	12%	48.3	16%	41.9	3%	187.1	9%
% of total	22%		23%		25%		23%		23%
Total	$212.0	(1%)	$219.9	(3%)	$194.5	(3%)	$179.5	(7%)	$805.9	(4%)

Helios Technologies Reports Third Quarter 2025 Financial Results; Return to Year-over-Year Sales Growth of 13% as Demand Continues to Improve

November 3, 2025 Page 13 of 17

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income & Non-GAAP Adjusted Operating Margin RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Nine Months Ended				Twelve Months Ended
	September 27, 2025	Margin	September 28, 2024	Margin	September 27, 2025	Margin	September 28, 2024	Margin	September 27, 2025	Margin
GAAP operating income	$1.3	0.6%	$22.2	11.4%	$40.3	6.4%	$68.5	10.9%	$53.6	6.6%
Acquisition-related amortization of intangible assets	7.6	3.5%	7.9	4.1%	24.1	3.8%	23.6	3.8%	32.0	4.0%
Acquisition, divestiture, and financing-related expenses	1.4	0.7%	0.1	0.1%	1.7	0.3%	0.7	0.1%	1.7	0.2%
Restructuring charges	0.1	0.1%	1.2	0.6%	1.3	0.2%	4.4	0.7%	2.2	0.3%
Officer transition costs	0.2	0.1%	0.8	0.4%	0.7	0.1%	1.3	0.2%	1.3	0.2%
Acquisition integration costs	-	0.0%	-	0.0%	-	0.0%	0.3	0.0%	-	0.0%
Goodwill Impairment	25.9	11.8%	-	0.0%	25.9	4.1%	-	0.0%	25.9	3.2%
Other	-	0.0%	-	0.0%	0.6	0.1%	0.2	0.0%	1.7	0.2%
Non-GAAP adjusted operating income	$36.6	16.6%	$32.2	16.6%	$94.7	15.1%	$99.0	15.8%	$118.5	14.7%
GAAP operating margin	0.6%		11.4%		6.4%		10.9%		6.6%
Non-GAAP adjusted operating margin	16.6%		16.6%		15.1%		15.8%		14.7%
Net sales	$220.3		$194.5		$628.2		$626.4		$807.7

Helios Technologies Reports Third Quarter 2025 Financial Results; Return to Year-over-Year Sales Growth of 13% as Demand Continues to Improve

November 3, 2025 Page 14 of 17

Non-GAAP Adjusted EBITDA & Non-GAAP Adjusted EBITDA Margin RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Nine Months Ended				Twelve Months Ended
	September 27, 2025	Margin	September 28, 2024	Margin	September 27, 2025	Margin	September 28, 2024	Margin	September 27, 2025	Margin
Net income	$10.3	4.7%	$11.4	5.9%	$28.9	4.6%	$34.2	5.5%	$33.7	4.2%
Interest expense, net	6.9	3.1%	9.0	4.6%	21.3	3.4%	25.7	4.1%	29.4	3.6%
Income tax provision	2.5	1.1%	1.9	1.0%	8.3	1.3%	8.7	1.4%	11.1	1.4%
Depreciation and amortization	15.9	7.2%	16.1	8.3%	47.8	7.6%	47.8	7.6%	63.8	7.9%
EBITDA	35.6	16.2%	38.4	19.7%	106.3	16.9%	116.4	18.6%	137.9	17.1%
Acquisition, divestiture, and financing-related expenses	1.4	0.6%	0.1	0.1%	1.7	0.3%	0.7	0.1%	1.7	0.2%
Restructuring charges	0.1	0.1%	1.2	0.6%	1.3	0.2%	4.4	0.7%	2.2	0.3%
Officer transition costs	0.2	0.1%	0.8	0.4%	0.7	0.1%	1.3	0.2%	1.3	0.2%
Goodwill Impairment	25.9	11.8%	-	0.0%	25.9	4.1%	-	0.0%	25.9	3.2%
(Gain) on sale of business - Net of CTA loss	(18.8)	-8.5%	-	0.0%	(18.8)	-3.0%	-	0.0%	(18.8)	-2.3%
Acquisition integration costs	-	0.0%	-	0.0%	-	0.0%	0.3	0.0%	0.0	0.0%
Forward contract losses	0.5	0.2%	-	0.0%	0.5	0.1%	-	0.0%	0.5	0.1%
Change in fair value of contingent consideration	-	0.0%	-	0.0%	-	0.0%	-	0.0%	0.4	0.0%
Other	-	0.0%	0.1	0.1%	0.6	0.1%	0.2	0.0%	(1.7)	-0.2%
Adjusted EBITDA	$45.1	20.5%	$40.6	20.9%	$118.4	18.8%	$123.3	19.7%	$149.6	18.5%
GAAP net income margin	4.7%		5.9%		4.6%		5.5%		4.2%
EBITDA margin	16.2%		19.7%		16.9%		18.6%		17.1%
Adjusted EBITDA margin	20.5%		20.9%		18.8%		19.7%		18.5%
Net sales	$220.3		$194.5		$628.2		$626.4		$807.7

Helios Technologies Reports Third Quarter 2025 Financial Results; Return to Year-over-Year Sales Growth of 13% as Demand Continues to Improve

November 3, 2025 Page 15 of 17

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Net Income & Non-GAAP Adjusted Net Income Per Diluted Share RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Nine Months Ended
	September 27, 2025	Per Diluted Share	September 28, 2024	Per Diluted Share	September 27, 2025	Per Diluted Share*	September 28, 2024	Per Diluted Share
GAAP net income	$10.3	$0.31	$11.4	$0.34	$28.9	$0.87	$34.2	$1.03
Amortization of intangible assets	8.3	0.25	8.4	0.25	25.8	0.77	24.7	0.74
Acquisition, divestiture, and financing-related expenses	1.4	0.04	0.1	-	1.7	0.05	0.7	0.02
Restructuring charges	0.1	-	1.2	0.04	1.4	0.04	4.4	0.13
Officer transition costs	0.2	0.01	0.8	0.02	0.7	0.02	1.3	0.04
Acquisition integration costs	-	-	-	-	-	-	0.3	0.01
Goodwill Impairment	25.9	0.78	-	-	25.9	0.78	-	-
(Gain) on sale of business, Net of CTA loss	(18.8)	(0.56)	-	-	(18.8)	(0.56)	-	-
Forward contract losses	0.5	0.01	-	-	0.5	0.01	-	-
Other	-	-	0.1	-	0.6	0.02	0.2	0.01
Tax effect of above	(3.9)	(0.12)	(2.3)	(0.07)	(8.3)	(0.25)	(7.0)	(0.21)
Non-GAAP Adjusted net income	$24.0	$0.72	$19.7	$0.59	$58.4	$1.75	$58.8	$1.77
GAAP net income per diluted share	$0.31		$0.34		$0.87		$1.03
Non-GAAP Adjusted net income per diluted share	$0.72		$0.59		$1.75		$1.77

*General note: items may not sum or recalculate due to rounding

Helios Technologies Reports Third Quarter 2025 Financial Results; Return to Year-over-Year Sales Growth of 13% as Demand Continues to Improve

November 3, 2025 Page 16 of 17

HELIOS TECHNOLOGIES

Non-GAAP Net Sales Growth RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	Hydraulics	Electronics	Consolidated	Hydraulics	Electronics	Consolidated
Q3 2025 Net Sales	$141.3	$79.0	$220.3	$408.6	$219.6	$628.2
Impact of foreign currency translation *	(1.8)	-	(1.8)	(1.1)	-	(1.1)
Organic sales in constant currency	$139.5	$79.0	$218.5	$407.5	$219.6	$627.1

Q3 2024 Net Sales	$129.4	$65.1	$194.5	$417.5	$208.9	$626.4

Net sales growth	9%	21%	13%	-2%	5%	0%
Net sales growth in constant currency	8%	21%	12%	-2%	5%	0%
Organic net sales growth in constant currency	8%	21%	12%	-2%	5%	0%

(*) The impact from foreign currency translation is calculated by translating current period activity at average prior period exchange rates.

Helios Technologies Reports Third Quarter 2025 Financial Results; Return to Year-over-Year Sales Growth of 13% as Demand Continues to Improve

November 3, 2025 Page 17 of 17

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In millions)

(Unaudited)

As of
September 27, 2025
Current portion of long-term non-revolving debt, net	18.5
Revolving lines of credit	138.8
Long-term non-revolving debt, net	261.8
Total debt	419.1
Less: Cash and cash equivalents	54.9
Net debt	364.2

TTM adjusted EBITDA	149.6
Ratio of net debt to TTM adjusted EBITDA	2.4

Non-GAAP Financial Measures and Non-GAAP Forward-looking Financial Measures:

Adjusted operating income, adjusted operating margin, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, adjusted net income, adjusted net income per diluted share and sales in constant currency are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies. The Company does not provide a reconciliation of forward-looking Non-GAAP financial measures, such as adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share disclosed above in our 2025 Outlook, to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the Non-GAAP financial measures in future periods.